UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2010 (May 24, 2010)

Date of Report (Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Rayovac Drive Madison, Wisconsin	53711
(Address of Principal Executive Offices)	(Zip Code)

(608) 275-3340

(Registrant’s telephone number, including area code)

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, Spectrum Brands, Inc., a Delaware corporation (“Spectrum”), entered into an Agreement and Plan of Merger, dated as of February 9, 2010, by and among Spectrum Brands Holdings, Inc. (“SB Holdings”), Battery Merger Corp., Grill Merger Corp., Spectrum and Russell Hobbs, Inc. (“Russell Hobbs”), as amended from time to time.

As presented below, Spectrum has released certain unaudited pro forma financial information for the combined entity for the year ended September 30, 2009 and for the twelve month period ended April 4, 2010. The following unaudited pro forma condensed combined financial information for the year ended September 30, 2009 and for the twelve month period ended April 4, 2010, the date of the latest publicly available financial information for Spectrum, gives effect to the acquisitions of Spectrum and Russell Hobbs by SB Holdings (collectively, the “Mergers,” and together with the transactions related to the Mergers, the “Transactions”).

The following unaudited pro forma condensed combined financial information as of April 4, 2010 is presented on a basis to reflect the Transactions as if they had occurred on April 4, 2010. The following unaudited pro forma condensed combined financial information for the twelve month period ended April 4, 2010 and for the year ended September 30, 2009 is presented on a basis to reflect the Transactions as if they had occurred on October 1, 2008. Because of different fiscal year ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined financial information for the twelve month period ended April 4, 2010 combines Spectrum’s historical consolidated statement of operations for the twelve months ended April 4, 2010 with Russell Hobbs’ historical consolidated statement of operations for the twelve months ended March 31, 2010. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2009 combines Spectrum’s historical audited consolidated statement of operations for the fiscal year then ended with Russell Hobbs’ historical audited consolidated statement of operations for the fiscal year ended June 30, 2009. SB Holdings’ fiscal year ends September 30, the same date as Spectrum’s fiscal year end. Pro forma adjustments are made in order to reflect the potential effect of the Transactions on the unaudited pro forma condensed combined financial information.

Spectrum intends to release full unaudited pro forma condensed combined financial statements as soon as such information becomes available.

The pro forma adjustments are based upon available information and assumptions that the managements of Spectrum and Russell Hobbs believe reasonably reflect the Transactions. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of SB Holdings would have been had the Transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or the financial position of SB Holdings.

Pro forma combined operations ($ in millions)

	As of and for the Fiscal Year Ended September 30, 2009	As of and for the Twelve Months Ended April 4, 2010

Income Statement

Net sales	$3,027	$3,088
Gross profit	1,036	1,078
% of sales	34.2%	34.9%
Adjusted EBITDA	390	446
% of sales	12.9%	14.4%
Capital expenditures	17	21
% of sales	0.6%	0.7%

Pro forma liquidity ($ in millions)

	Spectrum Standalone (4/4/10)	Pro Forma Liquidity (4/4/10)

Cash	$55	$83
Revolver availability	92	166	(1)
Total liquidity	$147	$249

(1)	Assumes $266.5 million borrowing base available, less $8.5 million of reserves, approximately $40.0 million in letters of credit and $52 million drawn on facility.

Pro forma capitalization ($ in millions)

	Current Capitalization		Transaction Adjustment	Pro forma capitalization April 4, 2010
	Spectrum April 4, 2010	Russell Hobbs March 31, 2010

Cash and cash equivalents	$55	$28	$–	$83

Pro forma capitalization
New ABL Facility maturing 2014	–	–	52	52
New Term Loan Facility maturing 2017	–	–	1,000	1,000
Notes offered hereby due 2018	–	–	500	500
Capital Leases and Other	32	11	–	43
12% Senior Subordinated Notes due 2019(1)	231	–	–	231
Spectrum debt being refinanced
ABL Revolving Credit Facility	72	–	(72)	–
Term Loan B	1,310	–	(1,310)	–
Supplemental Loan	45	–	(45)	–
Russell Hobbs debt being refinanced
North American ABL Facility	–	13	(13)	–
Harbinger Term Loan(2)	–	157	(157)	–

Total debt	$1,690	$181	$(45)	$1,826

Equity Value ($24.58/share)(3)				$1,276
Total enterprise value				$3,019

Metrics
LTM* Adjusted EBITDA (before synergies)(4)	$350	$96		$446
Secured debt / LTM Adjusted EBITDA	4.2x	1.9x		3.6x
Total debt / LTM Adjusted EBITDA	4.8x	1.9x		4.1x
LTM Adjusted EBITDA / cash interest expense	2.6x			4.0x

*	Last twelve months
(1)	Payment-in-kind at Spectrum’s option through the semi-annual interest period ended February 2011.
(2)	Term loan held by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, “Harbinger”) will be equitized as part of the Transactions.
(3)	Spectrum 5/20/10 share price ($24.58) multiplied by 51.9 million pro forma shares outstanding after the Mergers.
(4)	Assumes no synergies. Management expects $25-30 million synergies to be realized in the next 36 months.

Sources		Uses
	(In millions)		(In millions)
New ABL Facility ($300 million capacity)	$52	Spectrum ABL Revolving Credit Facility	$72
New Sr. Secured Term Loan	1,000	Spectrum Term Loan B.	1,310
New Sr. Secured Notes	500	Spectrum Supplemental Loan.	45
		Russell Hobbs North American ABL Facility.	13
		Accrued interest.	18
		Transaction fees and expenses.	94

Total Cash Sources	$1,552	Total Cash Uses	$1,552

Pro forma adjusted free cash flow ($ in millions)

Pro forma LTM 4/4/10(1)

Spectrum adjusted EBITDA	$350
Russell Hobbs adjusted EBITDA	96
Synergies (2)	28

Pro forma adjusted EBITDA	$474
Pro forma capital expenditures	(40)
Pro forma cash interest expense	(110)
Pro forma cash taxes (3)	(50)

Free cash flow	$274

Free cash flow as a % of adjusted EBITDA	58%

(1)	Excludes restructuring, working capital changes, non-recurring and other items.
(2)	Midpoint of $25-30 million in estimated synergies per management public guidance expected to be realized over the next 24-36 months.
(3)	Spectrum has large U.S. net operating losses expected to offset any U.S. federal tax exposure for the next five years.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Excluding the impact of current exchange rate fluctuations may provide additional meaningful reflection of underlying business trends. In addition, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow.

Adjusted EBITDA is a metric used by management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt and is one of the measures used for determining debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

In addition, management uses adjusted diluted earnings per share as one means of analyzing current and future financial performance and identifying trends in financial condition and results of operations. Management believes that adjusted diluted earnings per share is a useful measure for providing further insight into operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.

Also, management believes that free cash flow is useful to both management and investors in their analysis of the company’s ability to service and repay its debt and meet its working capital requirements. Free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by (used in) operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or discretionary uses.

Spectrum and Russell Hobbs provide this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of ongoing operations. While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace GAAP financial results and should be read in conjunction with those GAAP results.

Spectrum EBITDA reconciliation ($ in millions)

	Fiscal Year Ended September 30,			Twelve Months Ended April 4, 2010
	2007	2008	2009

Net (loss) income, net of tax	$(597)	$(932)	$943	$1,016
Income tax expense (benefit)	56	(10)	74	82
Interest expense	256	229	190	188
Reorganization items, net	—	—	(1,139)	(1,135)
Goodwill and intangible impairment	363	861	34	34
Depreciation and amortization	77	85	67	87

EBITDA	155	234	170	273

Inventory write-up(1)	$—	$—	$16	$51
Loss from discontinued operations, net of tax	34	26	86	7
Restructuring and related charges	98	39	46	20
Restricted stock / restructuring (2)	(10)	—	(4)	(2)
Brazilian IPI credit(3)	(9)	(12)	(6)	(1)
Transaction costs and other	4	9	2	2

Adjusted EBITDA	$272	$297	$310	$350

(1)	Reflects write-up of inventory as part of fresh-start accounting to reflect current prices.

(2)	Reflects restricted stock amortization and accelerated depreciation which is associated with and included in restructuring and related charges.
(3)	Reflects reversal of accruals for excise tax changes in Brazil. No adjustments beyond Q1 FY 2010.

Russell Hobbs EBITDA reconciliation ($ in millions)

	Fiscal Year Ended June 30,		Twelve Months Ended March 31, 2010
	2008	2009

Operating income	$12	$63	$70
Depreciation and amortization	11	14	14

EBITDA	23	77	84

Integration and transition costs (1)	$18	$—	$—
Littermaid patent infringement and other litigation (2)	8	3	3
Merger and transaction related costs (3)	6	1	3
Inventory close-outs – discontinued items (4)	4	4	3
Higher cost inventory (commodities and fuel) (5)	8	14	7
Employee termination benefits	1	1	—
Argentina – Miscellaneous income	—	(1)	(1)
Purchase accounting reversal	—	(4)	(4)
Latin American discontinued operations transitioned to distributors	1	—	—
Water products segment losses	—	2	1
Global insurance platform(6)	4	—	—

Adjusted EBITDA	$73	$97	$96

(1)	Integration and transition expenses relate to the integration of Salton, Inc. and Applica Incorporated. Composed primarily of severance, professional and consulting fees and salaries paid to ex-employees.
(2)	Legal expenses incurred in connection with (i) the Littermaid patent infringement and (ii) the defense of the outstanding litigation matter with NACCO Industries, Inc.
(3)	For 2008, relates primarily to costs of a contemplated acquisition and the “going private” transaction by Harbinger; for the LTM period ended 3/31/10, relates primarily to costs incurred for the merger with Spectrum.
(4)	Relates primarily to inventory liquidation and discounted products (SKUs) sold below cost as part of SKU rationalization program.
(5)	Reflects estimated negative impact of significant increases in the cost of products from suppliers driven by increases in costs of commodities and fuel over the summer of 2008. Russell Hobbs began to experience such increases for product purchases in the quarter ended September 30, 2008. The affected inventory was sold from the quarter ended December 31, 2008 to the quarter ended June 30, 2009.
(6)	Pro forma adjustment of approximately $4 million in 2008 for excess insurance cost due to separate insurance platforms for Applica and Salton prior to renegotiation of global platform effective 10/1/08.

FORWARD LOOKING STATEMENTS

Certain matters discussed herein, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum’s ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum’s ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) the ability of Spectrum to complete the proposed business combination with Russell Hobbs, and (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q.

Spectrum also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the failure of Spectrum stockholders and Russell Hobbs stockholders to approve the proposed business combination; the risk that the businesses will not be integrated successfully; the risk that synergies will not be realized; the risk that required consents will not be obtained; the risk that the combined company following the proposed business combination will not realize on its financing strategy; the risk of litigation in respect of either company or the proposed business combination; and disruption from the proposed business combination making it more difficult to maintain certain strategic relationships. Additional factors that may affect future results and conditions are described in Spectrum’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Spectrum’s website at www.spectrumbrands.com.

The above information contains summaries of certain financial and statistical information about Spectrum and Russell Hobbs. This information is intended to be considered in the context of Spectrum’s and Russell Hobbs’ SEC filings, if any, and other public announcements that they may make, by press release or otherwise, from time to time. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view the past performance of Spectrum or Russell Hobbs, or information about the market, as indicative of Spectrum’s or Russell Hobbs’ future results or the potential future results of the combined company following consummation of the proposed business combination. Further, performance information respecting investment returns on portfolio transactions is not directly equivalent to returns on an investment in Spectrum’s or Russell Hobbs’ common stock.

This release is not a solicitation of a proxy from any stockholders of Spectrum or Russell Hobbs or an offer to sell or the solicitation of an offer to buy any securities of Spectrum or Russell Hobbs. The above contains information in respect of each of Spectrum and Russell Hobbs. Neither company makes any representation as to the accuracy of the other company’s information. Although the companies signed a merger agreement as previously reported and filed with the SEC, the companies remain independent as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Spectrum and Russell Hobbs. In connection with the proposed merger transaction, SB Holdings has filed with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum and that also constitutes a prospectus of SB Holdings. On or around May 12, 2010, Spectrum began mailing the definitive joint proxy statement/prospectus to its stockholders of record as of the close of business on May 5, 2010. INVESTORS AND SECURITY HOLDERS OF SPECTRUM ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed with the SEC by Spectrum through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed with the SEC can also be obtained on Spectrum’s website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the definitive joint proxy statement/prospectus filed with the SEC. You can find information about Spectrum’s executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum in the manner set forth above.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2010	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer